Exhibit 99.7

AMENDMENT TO
STOCK ACQUISITION AGREEMENT

This Amendment to the Stock Acquisition Agreement (the “Amendment”) is entered into as of December 30, 2003, by and between RAM TRADING, LTD., a Cayman Islands exempt company (“Seller”) and CONTINENTAL SOUTHERN RESOURCES, INC., a Nevada corporation (“Purchaser”).  Capitalized terms that are not defined and used herein shall have the respective meanings set forth in the Agreement (as defined below).

WHEREAS, Purchaser and Seller are parties to that certain Stock Acquisition Agreement, dated as of December 16, 2003 (the “Agreement”), pursuant to which Purchaser agreed to purchase and Seller agreed to sell the Shares (as defined below) in accordance with the terms and conditions contained therein;

WHEREAS, Seller, Lancer Offshore, Inc. (“Lancer”) and Lancer Partners, L.P. (“Lancer Partners” and together with Lancer, the “Lancer Entities”) entered into a Stock Acquisition Agreement, dated as of December 16, 2003 (the “Lancer Agreement”) pursuant to which Seller agreed to purchase from Lancer 13,347,672 shares of Purchaser’s issued and outstanding common stock and 103,500.07 shares of Purchaser’s issued and outstanding Series B preferred stock and from Lancer Partners 750,000 shares of Purchaser’s issued and outstanding stock (collectively, the “Shares”), subject to the terms and conditions set forth in the Lancer Agreement;

WHEREAS, under the Lancer Agreement, Lancer agreed to sell 13,347,672 shares of Purchaser’s common stock and 103,500.07 shares of Purchaser’s Series B preferred stock to Seller and Lancer Partners agreed to sell 750,000 shares of Purchaser’s common stock to Seller;

WHEREAS, the parties to the Lancer Agreement are entering into an amendment to the Lancer Agreement of even date herewith (the “Lancer Amendment”) in order to modify the number of shares of Purchaser’s common stock being sold by each of the Lancer Entities under the Lancer Agreement to reflect that Lancer will sell 13,440,853 shares of Purchaser’s common stock and Lancer Partners will sell 656,819 shares of Purchaser’s common stock; and

WHEREAS, the parties have agreed to amend and revise the Agreement to reflect the Lancer Amendment.

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Amendment to the Agreement.

(a)           The second recital of the Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, Seller has entered into a Stock Acquisition Agreement, dated as of December 16, 2003, as amended by the Amendment dated as of December 30, 2003  (the “Lancer Agreement”), among Seller, Lancer Offshore, Inc. (“Lancer”) and Lancer Partners, L.P. (“Lancer Partners” and together with Lancer, the “Lancer Entities”) pursuant to which Seller has agreed to purchase from Lancer 13,440,853 shares of CSR’s issued and outstanding common stock and 103,500.07 shares of CSR’s issued and outstanding Series B preferred stock and from Lancer Partners 656,819 shares of CSR’s issued and outstanding stock (collectively, the “Shares”), subject to the terms and conditions set forth in the Lancer Agreement;”

(b)           All references in the Agreement, to the “Lancer Agreement” shall be deemed to mean the Lancer Agreement as amended by the Lancer Amendment.

(c)           All references in the Agreement, to the “Agreement” shall be deemed to mean the Agreement as amended by this Amendment.

2.             Except as amended hereby, the Agreement is reconfirmed in all respects and remains in full force and effect.

3.             This Amendment shall be governed by, and construed in accordance with the substantive Laws of the State of New York without reference to choice of law principles.

4.             This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Execution of this Amendment may be made by facsimile signature which, for all purposes, shall be deemed an original signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first written above.

RAM TRADING, LTD.

By:	/s/ James R. Park
Name:	James R. Park
Title:	VP Ritchie Capital Management, LLC
Investment Advisor to Ritchie Trading, Ltd.

CONTINENTAL SOUTHERN RESOURCES, INC.

By:	/s/ Stephen Harrington
Name:	Stephen Harrington
Title:	President